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                                                               EXHIBIT 99 (a)(3)

                   FORM OF GUIDELINES FOR SUBSTITUTE FORM W-9
        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                               SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


FOR THIS TYPE OF ACCOUNT:                                      GIVE NAME AND SSN OF:
------------------------                                       --------------------

1.   Individual                                                The individual

2.   Two or more individuals                                   The actual owner of the account or, if combined funds,
     (joint account)                                           the first individual on the account.*

3.   Custodian account of a minor                              The minor.  Circle the minor's name and furnish the
     (Uniform Gift to Minors Act)                              minor's social security number.

4.   a.  The usual revocable savings trust account             The grantor-trustee*
         (grantor is also trustee)

     b.  So-called trust account that is not a legal or        The actual owner*
         valid trust under state law

5.   Sole proprietorship                                       The owner. (You must show your individual name,
                                                               but you may also enter your business or "DBA"
                                                               name. You may use either your SSN or your EIN (if
                                                               you have one).)

                                                               * Note: List first band circle the name of the
                                                               person whose number you furnish. If only one person
                                                               on a joint account has an SSN, that person's number
                                                               must be furnished.

FOR THIS TYPE OF ACCOUNT:                                      GIVE NAME AND EIN OF:
------------------------                                       --------------------

6.   Sole proprietorship                                       The owner. (You must show your individual name, but
                                                               you may also enter your business or "DBA" name. You
                                                               may use either your SSN or your EIN (if you have one).)

7.   A valid trust, estate, or pension trust                   The legal entity (List first and circle the name of the
                                                               legal trust, estate, or pension trust.  Do not furnish
                                                               the identifying number of the personal representative or
                                                               trustee unless the legal entity itself is not designated
                                                               in the account title.)

8.   Corporate                                                 The corporation

9.   Association, club, religious, charitable,                 The organization
     educational or other tax-exempt organization

10.  Partnership                                               The partnership

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
FOR THIS TYPE OF ACCOUNT:                                      GIVE NAME AND EIN OF:
------------------------                                       --------------------
11.  A broker or registered nominee                            The broker or nominee

12.  Account with the Department of Agriculture in             The public entity
     the name of a public entity (such as a state or
     local government, school district, or prison) that
     receives agricultural program payments

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON

                               SUBSTITUTE FORM W-9


                               OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, check the box in Part 3 - Awaiting TIN, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under Section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

o    Payments of patronage dividends not paid in money.

o    Payments made by certain foreign organizations.

o    Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

o    Payments described in Section 6049(b)(5) to non-resident aliens.

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o    Payments on tax-free covenant bonds under Section 1451.

o    Payments made by certain foreign organizations.

o    Mortgage or student loan interest paid to you.

Set forth below is a list of payees that are exempt from backup withholding with respect to all or certain types of payments. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) and any person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is exempt. For payments subject to reporting under Sections 6041 and 6041A, the payees listed in items (1) through (7) are generally exempt. For barter exchange transactions and patronage dividends, the payees listed in items (1) through (5) are exempt.

To avoid possible erroneous backup withholding, exempt payees described above should furnish their taxpayer identification number, check the Exempt Payee Box, and return the Substitute Form W-9 to the payer. Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details,

SEE SECTIONS 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the
regulations promulgated thereunder.

(1) An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

(2)  The United States or any of its agencies or instrumentalities.

(3) A state, the District of Columbia, a possession of United States, or any or their subdivisions or instrumentalities.

(4) A foreign government or any if its political subdivisions, agencies or instrumentalities.

(5)  An international organization or any of its agencies or instrumentalities.

(6)  A corporation.

(7)  A foreign central bank of issue.

(8) A dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under Section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or custodian.

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(15) A trust exempt from tax under Section 664 or described in Section 4947.

PRIVACY ACT NOTICE. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply. PENALTIES: (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISER OR THE INTERNAL REVENUE SERVICE



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